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                                                               EXHIBIT (d)(3)(a)

                              AMENDMENT NUMBER ONE
                                     TO THE
                    INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN
                           VAN KAMPEN ASSET MANAGEMENT
                                       AND
                  MORGAN STANLEY INVESTMENT MANAGEMENT LIMITED

          This Amendment Number One, dated May 20, 2009, to the Subadvisory Agreement dated November 21, 2008 (the "Agreement") by and between VAN KAMPEN ASSET MANAGEMENT ("VKAM" or the "Adviser"), a Delaware statutory trust, and MORGAN STANLEY INVESTMENT MANAGEMENT LIMITED (the "Local Manager" or the "Sub-Adviser"), a company organized under the laws of England, with respect to Van Kampen Technology Fund (the "Fund"), a series of Van Kampen Equity Trust II, hereby amends the terms and conditions of the Agreement in the manner specified herein.

                              W I T N E S S E T H

    WHEREAS, the Board of Trustees of the Fund at a meeting held on May 20, 2009 has approved an amendment to the Agreement to state the allocation of fees between VKAM and the Local Manager; and

    WHEREAS, the parties desire to amend and restate Section 2.(b) of the Agreement relating to the compensation to the Local Manager.

    NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, as follows:

    Section 2.(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

    VKAM will pay the Sub-Adviser on a monthly basis 54% of the net advisory fees, after taking into account any fee waivers, VKAM receives from the Fund during such period.

    IN WITNESS WHEREOF, the parties have caused this amended Agreement to be executed as of the day and year first above written.

VAN KAMPEN ASSET MANAGEMENT                      MORGAN STANLEY INVESTMENT
                                                 MANAGEMENT LIMITED

By: /s/ Edward C. Wood III                       By: /s/ Andrew Onslow
    -------------------------------                  --------------------------
    Name:  Edward C. Wood III                        Name:  Andrew Onslow
    Title: Managing Director, Chief                  Title: Director
           Administrative Officer